Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended March 31, 2024 and Declaration of Distributions on Common Stock for the Months Ending July 31, August 31, and September 30, 2024.

GREENWICH, CT – 5/2/2024 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended March 31, 2024.

•	On April 25, 2024, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
July 31, 2024	July 17, 2024	July 31, 2024	$0.035
August 31, 2024	August 16, 2024	August 30, 2024	$0.035
September 30, 2024	September 16, 2024	September 30, 2024	$0.035

•	Net asset value (“NAV”) per share as of March 31, 2024 stood at $2.42, compared with a NAV per share on December 31, 2023 of $2.55.

•	Net investment income (“NII”) was approximately $6.5 million, or $0.11 per share, for the quarter ended March 31, 2024, compared with approximately $7.8 million, or $0.13 per share, for the quarter ended December 31, 2023.

•	Total investment income for the quarter ended March 31, 2024 amounted to approximately $10.7 million, compared with approximately $12.3 million for the quarter ended December 31, 2023.

o	For the quarter ended March 31, 2024 we recorded investment income from our portfolio as follows:

▪	$6.4 million from our debt investments;

▪	$3.9 million from our CLO equity investments; and

▪	$324,000 from other income.

•	Our total expenses for the quarter ended March 31, 2024 were approximately $4.1 million, compared with total expenses of approximately $4.6 million for the quarter ended December 31, 2023.

•	As of March 31, 2024, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 13.9% at current cost, compared with 13.3% as of December 31, 2023;

o	The weighted average effective yield of our CLO equity investments at current cost was 9.5%, compared with 9.5% as of December 31, 2023; and

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 13.7%, compared with 16.3% as of December 31, 2023.

•	For the quarter ended March 31, 2024, we recorded a net decrease in net assets resulting from operations of approximately $1.8 million, consisting of:

o	NII of approximately $6.5 million;

o	Net realized losses of approximately $8.1 million; and

o	Net unrealized depreciation of approximately $211,000.

•	During the first quarter of 2024, we made investments of approximately $12.1 million and received approximately $19.3 million from sales and repayments of investments.

•	Our weighted average credit rating was 2.3 based on total fair value and 2.9 based on total principal amount as of March 31, 2024, compared with a weighted average credit rating of 2.3 based on total fair value and 2.7 based on total principal amount as of December 31, 2023.

•	As of March 31, 2024, we had six debt investments in three portfolio companies on non-accrual status, with a combined fair value of approximately $2.0 million. Also, as of March 31, 2024, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $4.9 million.

•	For the quarter ended March 31, 2024, we issued a total of approximately 324,000 shares of common stock pursuant to an “at-the-market” offering. After deducting the sales agent’s commissions and offering expenses, this resulted in net proceeds of approximately $923,000. As of March 31, 2024, we had approximately 59.7 million shares of common stock outstanding.

We will hold a conference call to discuss first quarter results today, Thursday, May 2nd, 2024 at 9:00 AM ET. The toll-free dial-in number is 1-800-445-7795, verbal access code OXFORD. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-877-693-4280. The replay verbal passcode is OXFORD.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $424,246,447 and $440,069,822, respectively)	$245,936,071	$261,614,335
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	4,919,975	5,276,092
Cash and cash equivalents	20,906,690	5,740,553
Interest and distributions receivable	2,615,160	3,976,408
Other assets	910,124	1,060,384
Total assets	$275,288,020	$277,667,772
LIABILITIES
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $485,479 and $543,609, respectively	$44,305,271	$44,247,141
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $1,672,097 and $1,768,219 respectively	78,827,903	78,731,781
Securities purchased not settled	3,997,500	—
Base Fee and Net Investment Income Incentive Fee payable to affiliate	987,816	1,012,389
Accrued interest payable	1,204,487	1,204,487
Accrued expenses	1,552,652	1,163,349
Distributions payable	72,568	—
Total liabilities	130,948,197	126,359,147
COMMITMENTS AND CONTINGENCIES (Note 13)
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 59,672,337 and 59,300,472 shares issued and outstanding, respectively	596,723	593,005
Capital in excess of par value	459,180,359	458,121,381
Total distributable earnings/(accumulated losses)	(315,437,259)	(307,405,761)
Total net assets	144,339,823	151,308,625
Total liabilities and net assets	$275,288,020	$277,667,772
Net asset value per common share	$2.42	$2.55

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$6,421,047	$8,294,160
Income from securitization vehicles and investments	3,932,374	4,379,495
Other income	324,003	268,143
Total investment income from non-affiliated/non-control investments	10,677,424	12,941,798
Total investment income	10,677,424	12,941,798
EXPENSES
Interest expense	1,960,982	3,085,366
Base Fee	987,816	1,159,646
Professional fees	311,747	335,880
Compensation expense	206,898	266,965
General and administrative	346,625	373,173
Total expenses before incentive fees	3,814,068	5,221,030
Net Investment Income Incentive Fees	—	1,229,984
Capital gains incentive fees	—	—
Total incentive fees	—	1,229,984
Total expenses	3,814,068	6,451,014
Net investment income before taxes	6,863,356	6,490,784
Excise tax	325,800	—
Net investment income after taxes	6,537,556	6,490,784
NET UNREALIZED APPRECIATION/(DEPRECIATION) AND REALIZED GAINS/(LOSSES) ON INVESTMENT TRANSACTIONS
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliate/non-control investments	145,111	(942,790)
Affiliated investments	(356,117)	720,489
Total net change in unrealized depreciation on investments	(211,006)	(222,301)
Net realized losses:
Non-affiliated/non-control investments	(8,094,940)	—
Total net realized losses	(8,094,940)	—
Net (decrease)/increase in net assets resulting from operations	$(1,768,390)	$6,268,483
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.11	$0.13
Net (decrease)/increase in net assets resulting from operations per common share (Basic and Diluted):	$(0.03)	$0.13
Weighted average shares of common stock outstanding (Basic and Diluted):	59,639,285	49,858,366
Distributions per share	$0.105	$0.105

FINANCIAL HIGHLIGHTS

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Per Share Data
Net asset value at beginning of period	$2.55	$2.78
Net investment income(1)	0.11	0.13
Net realized and unrealized (losses)/gains(2)	(0.13)	(0.00)
Net (decrease)/increase in net asset value from operations	(0.02	0.13)
Distributions per share from net investment income	(0.11)	(0.11)
Tax return of capital distributions(3)	—	—
Total distributions	(0.11)	(0.11)
Effect of shares issued/repurchased, gross	—	—
Net asset value at end of period	$2.42	$2.80
Per share market value at beginning of period	$2.86	$3.12
Per share market value at end of period	$3.17	$3.16
Total return based on Market Value(4)	14.63%	4.42%
Total return based on Net Asset Value(5)	(0.98)%	4.50%
Shares outstanding at end of period	59,672,337	49,885,954

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$144,340	$139,839
Average net assets (000’s)	$148,260	$139,235
Ratio of expenses to average net assets(6)	11.17%	18.53%
Ratio of net investment income to average net assets(6)	17.64%	18.65%
Portfolio turnover rate(7)	3.09%	0.10%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized and includes excise tax.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date investment sales and debt repayments or year-to-date investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Ratio of expenses to average net assets:
Operating expenses, including excise tax, before incentive fees	11.17%	15.00%
Net investment income incentive fees	—%	3.53%
Ratio of expenses, including excise tax and excluding interest expense, to average net assets	5.88%	9.67%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and, to a lesser extent, debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280